Exhibit 99.1

Investor Presentation February 2019

Forward Looking Statements and Non-GAAP Financial Measures

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "WestRock: $19 billion global paper and packaging leader", "Differentiated Paper-based Packaging Strategy Driving Results", "KapStone Synergies and Performance Improvements", "Strategic Capital Projects", "Business Update" and "Guidance - Q2 FY19 Sequential & Full Year" that give guidance or estimates for future periods as well as statements regarding, among other things, that the KapStone acquisition provides an approximately $200 million opportunity for synergies and performance improvements by the end of fiscal 2021; that we expect approximately $240 million of additional EBITDA once we complete certain strategic capital projects; that we have a significant opportunity to expand our business with our 15,000+ customers; that we expect to capture synergies and performance improvements from the KapStone acquisition in the amounts and on the timeline presented on slide 5, and that we expect their allocation to be as presented on slide 5; that we are on track to achieve $200 million in synergies and performance improvements related to the KapStone acquisition; that we expect run rate EBITDA from strategic capital projects in the amounts and on the timeline presented on slide 6; that we expect to return to our targeted leverage ratio of between 2.25x to 2.50x during fiscal 2020; that we expect to make capital investments in the amounts set forth on slide 6; that we are on track to achieve Q2 FY19 Adjusted Segment EBITDA of between $700 and $735 million; and that Q2 FY19 earnings drivers and estimates will be as presented on slide 10.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements, including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as hurricanes or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; the impact of the Tax Cuts and Jobs Act; risks associated with integrating KapStone's operations into our operations and our ability to realize anticipated synergies and productivity improvements; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2018 and our Form 10-Q for the quarter ended December 31, 2018. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the investment decision.

We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. See the Appendix for details about these non-GAAP financial measures, as well as the required reconciliations.

2

WestRock

WestRock: $19 billion global paper and packaging leader


CORRUGATED PACKAGING (66%)
CONSUMER PACKAGING (34%)
CORRUGATED CONTAINER*
CONTAINERBOARD MILLS*
DISPLAYS
VICTORY
RTS
MULTI PACKAGING SOLUTIONS
FOLDING CARTON
BEVERAGE
CONSUMER MILLS
WestRock

- ✓ Compelling valuation based on current and long-term cash flow, earnings and dividend metrics
- ✓ KapStone provides approximately $200 million opportunity for synergies and performance improvements by end of FY21
- ✓ Strategic capital projects focused on cost reduction; expect approximately $240 million of additional EBITDA once complete

Note: *Includes North America, Brazil and India; pie pieces not to scale; WestRock and KapStone sales for the trailing twelve months as of 12/31/2018; excludes recycling sales

3

Differentiated Paper-based Packaging Strategy Driving Results


Chang

More than **130 customers** bought at least $1 million from each segment

These customers accounted for **$6 billion** of annual sales

Significant opportunity to expand business with WestRock's **15,000+** customers


YOU'RE AWESOME!
HERSHEY'S
stuffed WAFFLE
HOT


OLAY
whips
NEW
ALLERGY RELIEF
XYZAL

BROADEST PORTFOLIO OF DIFFERENTIATED PAPER GRADES AND PACKAGING SOLUTIONS

- SBS
- CNK®
- CRB
- URB
- Virgin Linerboard / Medium
- White Top Linerboard
- Recycled Linerboard / Medium
- Semi-Chemical Medium
- Kraft Paper

4

WestRock

5 KapStone Run - Rate Synergy Progression KapStone Synergy Allocations KapStone Synergies and Performance Improvements ($ in millions) $80 $160 $200 FY19 FY20 FY21 Administrative Efficiencies 24% Converting, Network & Supply Chain Optimization 24% Fiber, Energy & Mill Performance Improvements 13% Mill Network Optimization 15% Procurement 21% Victory Integration 3% On track to achieve $200 million in synergies and performance improvements

6 Strategic Capital Project Run - Rate EBITDA Capital Investments Strategic Capital Projects $900 $1,000 $1,000 $500 $250 $1,400 $1,250 $1,000 FY19 FY20 FY21 Base Strategic ($ in millions) $15 $80 $150 $240 FY19 FY20 FY21 FY22 ($ in millions) Target leverage ratio 2.25x to 2.50x expected during FY20 Anticipated Completion Date: FY19: Mahrt, Covington and Porto Feliz FY20: Florence FY21: Tres Barras $1 billion of strategic investment expected to generate $240 million in annualized EBITDA

Business Update

- ✓ On track to achieve Q2 FY19 Adjusted Segment EBITDA[1] guidance of between $700 million and $735 million
- ✓ Corrugated box shipments have grown 2.3% on a per-day basis in February
- ✓ We continue to match our production with our customers' demand; 30,000 tons of slowback in January and 60,000 tons in February
- ✓ Approximately $40 million of KapStone run-rate synergies through the end of January
- ✓ Consumer backlogs between 4 and 6 weeks

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Forward-looking Guidance in the Appendix.

7
WestRock

Appendix

9 Non - GAAP Financial Measures Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins We use the non - GAAP financial measures “adjusted segment EBITDA” and “adjusted segment EBITDA margins”, along with other factors , to evaluate our segment performance against our peers. We believe that investors also use these measures to evaluate our performance relative to our peers. We calculate adjusted segme nt EBITDA for each segment by adding that segment’s adjusted segment income to its depreciation, depletion and amortization. We calculate adjusted segment EBITDA margin for each segment by divid ing that segment’s adjusted segment EBITDA by its adjusted segment sales. Leverage Ratio and Net Leverage Ratio We use the non - GAAP financial measures “leverage ratio” and “net leverage ratio” as measurements of our operating performance an d to compare to our publicly disclosed target leverage ratio. We believe investors use each measure to evaluate our available borrowing capacity – in the case of “net leverage ratio”, adjusted for cash and cash equivalents. We define leverage ratio as our Total Funded Debt divided by our Credit Agreement EBITDA, each of which term is defined in our credit agreement, dated July 1, 2015. Borro win g capacity under our credit agreement depends on, in addition to other measures, the Credit Agreement Debt/EBITDA ratio or the leverage ratio. As of December 31, 2018, our leverage ratio was 2.97 tim es. While the leverage ratio under our credit agreement determines the credit spread on our debt, we are not subject to a leverage ratio cap. Our credit agreement is subject to a Debt to Capitaliz ati on and Consolidated Interest Coverage Ratio, as defined therein. We define net leverage ratio as the product of our Total Funded Debt minus cash and cash equivalents divided by our Credit Agreement EB ITD A. As of December 31, 2018, our net leverage ratio was 2.89 times. Forward - looking Guidance We are not providing a reconciliation of forward - looking non - GAAP financial measures to the most directly comparable U.S. GAAP m easure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merge r a nd acquisition - related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain other gains or losses. These items are uncertain, dep end on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

Guidance - Q2 FY19 Sequential & Full Year

$733 million
Q1 FY19 Adjusted Segment EBITDA[1]

▲ +$10 to +$15 million

Consumer Price / Volume / Mix / Downtime
- Flow through of previously published Consumer price increases
- 24k tons of incremental mill maintenance downtime

▲ +$45 to +$50 million

KapStone (closed Nov 2)
- One additional month of ownership

▼ -$45 to -$20 million

Corrugated Downtime and Other Items
- 38k tons of incremental mill maintenance downtime
- Range of impact on mill system to reduce inventory and match our supply with our customers' demand

▼ -$45 million

Inflation, Primarily Wage and Benefit as well as Payroll Related Taxes
- Approximately 2/3rd Corrugated Packaging, 1/3rd Consumer Packaging

$700 - $735 million
Q2 FY19 Adjusted Segment EBITDA[2]

Other Sequential Adjusting EPS Items: Negative approximately $(0.19) per share
- Increased depreciation & amortization expense of $(0.08)
- Higher interest expense of $(0.10)
- Adjusted tax rate of approximately 24.5%, up sequentially from 23.3%

Full Year FY19 Adjusted Segment EBITDA[2] Guidance
Approximately $3.5 Billion

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix
2) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Forward-looking Guidance in the Appendix.

10

WestRock

11 Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment Income Q1 FY19 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment / Net Sales 2,733.8$ 0 1,618.8$ 13.9$ (39.1)$ 4,327.4$ Less: Trade Sales (100.0) - - - (100.0) Adjusted Segment Sales 2,633.8$ 1,618.8$ 13.9$ (39.1)$ 4,227.4$ Segment Income 246.8$ 76.9$ 0.7$ -$ 324.4$ Non-allocated Expenses - - - (19.0) (19.0) Depreciation and Amortization 218.5 138.6 - 2.0 359.1 Segment EBITDA 465.3 215.5 0.7 (17.0) 664.5 Adjustments 68.1 0.6 (0.7) 0.7 68.7 Adjusted Segment EBITDA 533.4$ 216.1$ -$ (16.3)$ 733.2$ Segment EBITDA Margins 17.0% 13.3% 15.4% Adjusted Segment EBITDA Margins 20.3% 13.3% 16.9% Segment Income 246.8$ 76.9$ 0.7$ -$ 324.4$ Non-allocated Expenses - - - (19.0) (19.0) Adjustments, including D&A Adjustments 77.8 1.0 (0.7) 0.7 78.8 Adjusted Segment Income 324.6$ 77.9$ -$ (18.3)$ 384.2$

12 LTM Credit Agreement EBITDA 1) Additional Permitted Charges includes among other items, $482 million of Adjusted EBITDA of acquired companies and $144 milli on of restructuring and other costs. Total Debt, Funded Debt and Leverage Ratio ($ in millions) LTM 12/31/2018 Net Income Attributable to Common Stockholders 910.1$ Interest Expense, Net 317.9 Income Tax Expense 261.4 Depreciation and Amortization 1,305.1 Additional Permitted Charges and Acquisition EBITDA (1) 752.5 Credit Agreement EBITDA 3,547.0$ ($ in millions, except ratios) Q1 FY19 Current Portion of Debt 1,092.8$ Long-Term Debt Due After One Year 9,728.0 Total Debt 10,820.8 Less: Unamortized Debt Stepped-up to Fair Value in Purchase and Deferred Financing Costs (215.4) Other Adjustments to Funded Debt (80.3) Total Funded Debt 10,525.1$ LTM Credit Agreement EBITDA 3,547.0$ Leverage Ratio 2.97x Total Funded Debt 10,525.1$ Less: Cash and Cash Equivalents (260.7) Adjusted Total Funded Debt 10,264.4$ Net Leverage Ratio 2.89x